UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2015

LABORATORY CORPORATION OF AMERICA HOLDINGS

(Exact name of registrant as specified in its charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 South Main Street

Burlington, NC 27215

(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: (336) 229-1127

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On February 13, 2015, Laboratory Corporation of America Holdings, a Delaware corporation (the “Company”) entered into a 60-day term loan bridge credit facility in the principal amount of $400 million (the “Bridge Facility”). Bank of America, N.A. will act as administrative agent for a group of financial institutions providing the Bridge Facility. The Bridge Facility is permitted to be used to pay all or a portion of the cash consideration of the Company’s acquisition of the Covance Shares (as defined below), and to pay related fees and expenses. The Bridge Facility was advanced in full on the Closing Date (as defined below).

Under the Bridge Facility, which has affirmative and negative covenants that are substantially identical to the Company’s existing revolving credit facility and term loan credit facility, the Company is subject to negative covenants limiting subsidiary indebtedness and certain other covenants typical for investment grade-rated borrowers and the Company is required to maintain a leverage ratio of no greater than 4.75 to 1.00 with respect to the last day of each fiscal quarter following the Closing Date.

The Bridge Facility accrues interest at a per annum rate equal to, at the Company’s election, either a (x) LIBOR rate plus a margin ranging from 1.25% to 2.00% or (y) a base rate determined according to a prime rate or federal funds rate plus a margin equal to 1.0% less than the applicable LIBOR margin. The interest margin applicable to the Bridge Facility is based on the Company’s senior credit ratings as determined by Standard & Poor’s and Moody’s, which are currently BBB and Baa2, respectively. In addition, the Company is required to pay a delayed commitment fee equal to 0.25% of the aggregate principal amount of the Bridge Facility that is outstanding on the 30th day following the Closing Date, with such delayed commitment fee being due and payable on such 30th day. The Bridge Facility is subject to mandatory prepayment upon the receipt by the Company of net cash proceeds from certain asset dispositions, debt issuances, or equity issuances.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 19, 2015 (the “Closing Date”), the Company, Covance Inc., a Delaware corporation (“Covance”), and Neon Merger Sub Inc., a Delaware corporation and direct and indirect wholly owned subsidiary of the Company (“Merger Sub”), completed the merger (the “Merger”) contemplated by the Agreement and Plan of Merger by and among the Company, Covance and Merger Sub, dated as of November 2, 2014 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub has merged with and into Covance, with Covance continuing as the surviving entity and as a direct and indirect wholly owned subsidiary of the Company.

At the effective time of the Merger, each share of common stock, par value $0.01 per share, of Covance (the “Covance Shares”) issued and outstanding immediately prior to the effective time of the Merger (other than (i) Covance Shares owned directly by Covance as treasury stock or owned directly by the Company or Merger Sub, (ii) certain shares of Covance restricted stock and (iii) Covance Shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Delaware law) was converted into the right to receive (a) $75.76 in cash, without interest, and (b) 0.2686 shares of common stock, par value $0.10 per share, of the Company (the “Company Shares”). The Company paid approximately $4.4 billion in cash and issued approximately 15,341,954 Company Shares in connection with the Merger upon the closing. The source of funds for such cash payment was cash on hand and third-party debt financing, including a $1.0 billion five-year senior unsecured term loan credit facility entered into with Bank of America, N.A., as administrative agent, and other financial institutions, the issuance of $2.9 billion senior unsecured notes and the Bridge Facility.

Upon the closing of the Merger, the Covance Shares, which previously traded under the ticker symbol “CVD”, ceased trading on, and are being delisted from, the New York Stock Exchange.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 3, 2014, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on the Closing Date, James T. Boyle, Jr. will serve as Chief Executive Officer of LabCorp Diagnostics and in that capacity will no longer serve as Chief Operating Officer.

Item 8.01	Other Events.

On February 19, 2015, the Company issued a press release announcing the closing of the Merger. The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this Item are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item is not being filed with this Current Report on Form 8-K. Such pro forma financial information will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit 2.1.	Agreement and Plan of Merger, dated as of November 2, 2014, by and among Laboratory Corporation of America Holdings, Covance Inc. and Neon Merger Sub Inc. (filed as Exhibit 2.1 to the Current Report on Form 8-K filed on November 3, 2014 and incorporated herein by reference).

Exhibit 99.1.	Press Release, dated February 19, 2015, issued by Laboratory Corporation of America Holdings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Date: February 19, 2015

	By:	/s/ F. Samuel Eberts III
	Name:	F. Samuel Eberts III
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of November 2, 2014, by and among Laboratory Corporation of America Holdings, Covance Inc. and Neon Merger Sub Inc. (filed as Exhibit 2.1 to the Current Report on Form 8-K filed on November 3, 2014 and incorporated herein by reference).

99.1	Press Release, dated February 19, 2015, issued by Laboratory Corporation of America Holdings.